UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

Commission File Number 001-34584

HARBOR DIVERSIFIED, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3697002
(State of incorporation)	(I.R.S. Employer Identification No.)

W6390 Challenger Drive, Suite 203 Appleton, WI	54914-9120
(Address of principal executive offices)	(Zip Code)

(920) 749-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2023, Air Wisconsin Airlines LLC (“Air Wisconsin”), an indirect wholly owned subsidiary of Harbor Diversified, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the capacity purchase agreement (“United capacity purchase agreement”) with United Airlines, Inc. (“United”). In accordance with the United capacity purchase agreement, Air Wisconsin had given notice to United of the termination of the United capacity purchase agreement, which notice was effective December 19, 2022. The Amendment provides, among other things:

•

a wind-down schedule that provides for the withdrawal of a fixed number of Air Wisconsin aircraft from the United capacity purchase agreement each month and the withdrawal of all aircraft by June 2, 2023 (the “Final Withdrawal Date”);

•	a maximum number of block hours that United can schedule Air Wisconsin to fly under the United capacity purchase agreement through the Final Withdrawal Date; and

•

a maximum number of block hours that American Airlines, Inc. (“American”) can schedule Air Wisconsin to fly through the Final Withdrawal Date under the capacity purchase agreement entered into with American as of August 19, 2022.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a redacted copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR DIVERSIFIED, INC.

Date: February 15, 2023	/s/ Christine R. Deister
Christine R. Deister
Chief Executive Officer and Secretary